                             SUBSCRIPTION AGREEMENT

     This SUSCRIPTION AGREEMENT ("Subscription Agreement") dated as of ____________________, 2000, is entered into by and between I crystal, Inc., a Delaware corporation, and the individual or entity (the "Purchaser") whose signature, name and address are set forth on the Purchaser's signature line of this Subscription Agreement.

                                    ARTICLE I
                                    PURCHASE

     Purchaser hereby purchases ____________________ fully paid and non-assessable newly issued shares of the common stock (the "Common Stock"), $0.01 par value per share, of the Company (the "Shares") at a price of ____________________ per share of Common Stock for an aggregate purchase price of ____________________ payable in cash, immediately available funds or ________________________________________ upon the delivery of this Subscription
Agreement. Purchaser understands that this subscription is subject to acceptance by the Company and that subscriptions not accepted shall be returned together with amounts tendered.

                                   ARTICLE II.
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     2. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser hereby represents and warrants to the Company as follows:

          2.1 EXEMPTION FROM REGISTRATION. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being issued to Purchaser in reliance upon the exemptions from such registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

          2.2 INVESTMENT INTENT. The Shares are being acquired by Purchaser for investment purposes for Purchaser's own account only and not for sale or with a view to distribution of all or any part of such Shares. No other person will have any direct or indirect beneficial interests in the Shares.

          2.3 ABILITY TO BEAR RISK. Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and can afford to suffer the complete loss of the investment.

          2.4 ACCESS TO INFORMATION. Purchaser has been granted the opportunity to ask questions of, and has received answers from, representatives of the Company concerning the business, properties and condition of the Company and the terms and conditions of the purchase of the Shares and has been granted the opportunity to obtain any information that it deems necessary to undertake this investment.

          2.5 REVIEW OF MATERIALS. By execution of this Subscription Agreement, Purchaser acknowledges having read, understood and agreed to each and every provision of the Subscription Agreement and EXHIBIT 1 hereto, which sets forth the definition of an "Accredited Investor" under the Securities Act. Purchaser acknowledges that no other materials have been provided.

          2.6 RESTRICTED SECURITIES. Purchaser hereby confirms that it has been informed that the Shares will be, when issued, restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available with respect to a resale in the United States or in an "offshore transaction" (as such term is defined in Regulations S under the Securities
Act). Accordingly, Purchaser hereby acknowledges that it is prepared to hold the Shares for an indefinite period. Purchaser is aware that Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act. Purchaser is aware that Rule 144 and Regulation S, promulgated under the Securities Act, permit limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. Purchaser understands that under Rule 144 the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Purchaser wishes to sell the Shares, or other conditions under Rule 144 which are required of the Company. Purchaser understands that Regulation S, as currently in effect, allows resales in private and public transactions in certain circumstances, only in qualified offshore transactions and only when certain holding periods of at least one (1) year have been fulfilled. Purchaser understands that he or she may be precluded from selling any of the Shares under Rule 144 or Regulation S even if the holding periods have been satisfied either because the other conditions may not have been fulfilled or because markets for resales do not exist. Prior to its acquisition of the Shares, Purchaser acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such knowledge and experience in financial and business matters as to make it capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.

          2.7 ACCREDITED INVESTOR. Purchaser hereby makes the following representations and warranties to the Company:

          (a) He, she or it is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act and defined in
               EXHIBIT 1 hereto. The specific category or categories of Accredited Investor applicable to Purchaser are as follows:

               (PLEASE INITIAL APPLICABLE BLANKS)

               I am a natural person and have a net worth, either alone or with ---- my spouse, in excess of US$1,000,000.

               I am a natural person and had individual income in excess of ---- US$200,000 (or joint income in excess of US$300,000 including income of my spouse) during each of the previous two calendar years and expect to have individual income in excess of such amount during the current calendar year.

               He, she or it is an authorized signatory for a partnership, ---- trust, corporation or other entity with a net worth of more than
               US$5,000,000, or of which all the equity owners are Accredited Investors.

               The Shares are being acquired through an employee benefit plan
          ---- within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") that either (i) has its investment decisions made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is a bank, savings and loan association, insurance company or a registered investment advisor, (ii) has total assets in excess of US$5,000,000 or (iii) if a self-directed plan, with its investment decisions made solely by Accredited Investors as described herein (Accredited Investors making investment decisions for self-directed plans must also check one of the first three items of this Section 2.7(a)).

               I am a director and/or executive officer of the Company.
          ----
               I have a continuing relationship with the Company because of
          ----
               -------------------------------------------------------------.

          (b) Purchaser has the ability to evaluate the risks and merits of the investment and thus is able to protect his, her or its interests as a result of:

               (1)  his, her or its business or financial experience;
          ----

               (2)  the business or financial experience of his, her or its
          ----      professional advisors who are unaffiliated with and who are not compensated by the Company either directly or
                    indirectly; and/or;

               (3)  his, her or its pre-existing business relationship with the
          ----      Company or its officers, directors or controlling persons.

               (c) Purchaser (i) has such knowledge and experience in financial and business matters which enables Purchaser to evaluate the merits and risks of the investment represented by the Shares, and to protect his, her or its own interests in connection with the investment and/or (ii) has a preexisting personal or business relationship with the Company or its officers, directors and/or principal stockholders of a nature and duration which would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists. Purchaser recognizes that the acquisition of the Shares involves special risks.

               (d) Purchaser is not relying on the Company for advice with respect to tax considerations, the suitability of his, her or its investment in the Company or legal or economic considerations.

               (e) If Purchaser is a corporation, partnership, trust or other entity, Purchaser represents and warrants that the corporation, partnership, trust or other entity, is authorized and qualified to become a stockholder of the Company; and such entity and Purchaser signatory hereto for such stockholder further represents and warrants that such signatory has been duly authorized by the prospective stockholder to execute this Subscription Agreement.

               (f) If Purchaser is an employee benefit plan (a "Plan"), the person signing this Subscription Agreement on behalf of such Plan represents and warrants that (i) he or she is a fiduciary of the Plan, (ii) he or she understands the investment objectives, strategies and policies of the Plan,
                    (iii) he or she acknowledges that he or she is aware of the provision of Section 404 of ERISA relating to the requirements for investment and diversification of assets of ERISA-governed Plans, (iv) he or she has given appropriate consideration to such Plan's investment in the Company and has determined that such investment furthers the purposes of such Plan and (v) he or she has determined that, taking into account other investments in such Plan's portfolio, the Plan's investment in the Company is consistent with the requirements of Section 404 and other provisions of ERISA and is consistent with such Plan's cash flow requirements and funding objectives.

               2.8 ACKNOWLEDGMENT OF RISK. Purchaser acknowledges and is aware that the Shares are speculative illiquid investments which involve a high degree of risk of loss by Purchaser of his, her or its investment in the Company. Purchaser understands that the Shares are restricted and may not be liquidated, even in the event of an emergency, until the Shares are registered pursuant to the Securities Act. Purchaser also understands that, for the foregoing reasons and until such time as the Shares are registered under the Securities Act, the Shares may not be readily accepted as collateral for a loan.

               2.9 FURTHER ACKNOWLEDGEMENTS. Purchaser further certifies and acknowledges as follows:

               (a) Purchaser has adequate means of providing for Purchaser's current needs and possible personal or other contingencies, and Purchaser has no need for liquidity of Purchaser's investment in the Shares;

               (b) Purchaser has a net worth sufficient to bear the economic risk of losing Purchaser's entire investment in the Shares;

               (c) Each and every representation set forth herein is true and correct; and

               (d) Purchaser does not have an overall commitment to non-readily marketable investments which is disproportionate to Purchaser's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

               2.10 NO GUARANTEES OR WARRANTIES. It has never been guaranteed or warranted to Purchaser by the Company or by any other person, expressly or by implication, that:

               (a) Purchaser will be required to remain an owner of the Shares any approximate or exact length of time;

               (b) Purchaser will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of an investment in the Shares, or

               (c) The past performance or experience on the part of the Company, any director, officer or any affiliate thereof, will in any way indicate or predict future operating results of the Company or the overall success of the Company.

               2.11 INDEPENDENT ASSESSMENT. Purchaser represents and warrants that in making the decision to acquire the securities, the Purchaser has relied upon independent consideration and investigations made by such Purchaser and further that no representations have been made concerning the securities, the Company, its business, prospects, or other matters.

               2.12 DISPOSITION OF THE SHARES. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares unless and until:

               (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

               (b) Purchaser shall have provided the Company an opinion of counsel in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken.

               (c) The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Section 2.12 or (ii) to treat as the owner of the securities, or otherwise to accord voting or dividend rights to, any transferee to whom the securities have been transferred in contravention of this Subscription Agreement.

               2.13 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares may be endorsed with the following restrictive legend:

               (a) "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

               (b) If required by the authorities of any state or other jurisdiction in connection with the issuance of the Shares, the legend or legends required by such jurisdiction shall also be endorsed on all such certificates.

               2.14 ADDRESS OF PURCHASER. The address set forth below is Purchaser's true and correct residence and/or principal place of business, and Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

               2.15 FOREIGN PERSONS. Purchaser hereby represents and warrants to the Company that it is not a United States ("U.S.") resident. Purchaser also hereby represents and warrants that it will not resell the Shares to a U.S. resident, except in compliance with U.S. federal and state securities regulations and the terms and conditions set forth in this Subscription Agreement, including but not limited to Section 2.12 herein. The Purchaser agrees to provide to the Company such additional representations, warranties, covenants and undertakings as the Company may request in order to comply with the applicable securities laws of the jurisdiction(s) in which Purchaser is deemed to reside.

                                  ARTICLE III.
                                  MISCELLANEOUS

               3.1 "PIGGY-BACK" REGISTRATION. The Purchaser shall have the right to include the Shares as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8) and must be notified in writing of such filing, as set forth below; PROVIDED, HOWEVER, that the Purchaser agrees it shall not have any piggy-back registration rights pursuant to this Section if the Shares may be sold in the United States pursuant to the provisions of Rule 144. The Shares, or any of them, shall cease to be covered by this Section 3.1, (i) if they have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) registration under the Securities Act is no longer required for the immediate public distribution of such Shares as a result of the provisions of Rule 144. The Company shall give written notice to the Purchaser, as set forth in Section 3.7, at least thirty
(30) days before the filing with the SEC of such Registration Statement. Such notice shall offer to include in such filing that number of shares of Common Stock then held by the Purchaser as the Purchaser may request pursuant to written notice. The Purchaser shall have five (5) business days to notify the Company in writing as to whether the Company is to include the Purchaser or not include the Purchaser as part of the registration; PROVIDED, HOWEVER, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Shares requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of the Shares should be included in such offering, or no such Shares should be included, the Purchaser, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Shares which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Shares) shall be withheld from the market by the Purchasers thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration. All registration expenses incurred by the Company in complying with this Section shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Purchaser.

               3.2 SURVIVAL; INDEMNIFICATION. The foregoing representations and warranties are made by the Purchaser with the intent that they may be relied upon in determining its qualification and suitability to purchase the Shares, and Purchaser hereby agrees that such representations and warranties shall survive the acceptance of this Subscription Agreement. Purchaser hereby agrees to indemnify, defend and save harmless the Company, its representatives and agents and each other stockholder from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' reasonable fees and disbursements), judgments and amounts paid in settlement or actions resulting from the untruth of any of the warranties and representations contained herein.

Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, covenant or agreement by Purchaser made herein shall in any manner be deemed to constitute a waiver of any rights granted to it under the federal or state securities laws.

               3.3 ATTORNEYS' FEES. In the event that any dispute among the parties to this Subscription Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Subscription Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

               3.4 JOINT AND SEVERAL LIABILITY. If Purchaser is more than one person, the obligations of Purchaser shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such persons, and ownership of the Shares subscribed for by Purchaser shall be as set forth on the signature page attached hereto.

               3.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. At the request of the Company, Purchaser will promptly execute such other instruments or documents as may reasonably be required in connection with the purchase of the Shares. Purchaser hereby agrees that the representations and warranties set forth in this Subscription Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Purchaser, but this subscription is not voluntarily transferable or assignable by Purchaser.

               3.6 SECTION HEADINGS. The section and other descriptive headings in this Subscription Agreement are included for the convenience only and shall not affect the construction of this Subscription Agreement.

               3.7. NOTICES. Any notice pursuant to this Subscription Agreement by the Company or by the Purchaser shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)  If to the Purchaser, to its address set forth herein.

               (b)  If to the Company, at the Company's business address:
                    3237King George Hwy., Suite 101-B, Surrey, B.C., Canada V5P 1B7, Attn. Chief Executive Officer.

or to such other address as a either party may designate by written notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) business days after they are mailed in the manner set forth above. If notice is delivered by facsimile and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

     IN WITNESS WHEREOF, Purchaser has executed this Subscription Agreement dated as of ____________________, 2000.

SIGNATURE FOR INDIVIDUAL INVESTOR:


---------------------------------------------------------
(Signature)

---------------------------------------------------------
(Print Name)

---------------------------------------------------------
Address:

---------------------------------------------------------

---------------------------------------------------------
(Social Security Number, If Applicable)

---------------------------------------------------------
(Telephone Number)

---------------------------------------------------------
(Telecopy Number)

---------------------------------------------------------
(Signature of Spouse, If Applicable)

 ---------------------------------------------------------
(Print Name of Spouse, If Applicable)

---------------------------------------------------------
(Social Security Number of Spouse, If Applicable)

If Joint Ownership.  Check One:

                     Husband and Wife, as Community Property

                     Joint Tenants with Right of Survivorship

                     Tenants-in-Common

Note: The address given above must be the residence address of the investor. Post office boxes and other addresses will not be accepted.

                [SIGNATURE PAGE NO. 1 TO SUBSCRIPTION AGREEMENT]

     IN WITNESS WHEREOF, Purchaser has executed this Subscription Agreement as of ____________________, 2000.

SIGNATURE FOR PARTNERSHIP, TRUST, LLC.  CORPORATION OR OTHER ENTITY:

---------------------------------------------------------
(Print Name of Entity)

---------------------------------------------------------
(Signature)

---------------------------------------------------------
(Print Name of Signatory)

---------------------------------------------------------
(Title)

---------------------------------------------------------
(Print Type of Entity and Jurisdiction)

---------------------------------------------------------
(Address)

---------------------------------------------------------

---------------------------------------------------------
(U.S. Taxpayer Identification Number, If Applicable)

---------------------------------------------------------
(Telephone Number)

---------------------------------------------------------
(Telecopy Number)

                [SIGNATURE PAGE NO. 2 TO SUBSCRIPTION AGREEMENT]

ACCEPTANCE:

     The subscription of the above-named investor is hereby accepted by the Company.

I CRYSTAL, INC.
a Delaware corporation

-------------------------
Name:
Title:

SIGNED, SEALED AND DELIVERED
in the presence of:


-------------------------------
Signature of Witness


-------------------------------

-------------------------------
Address

-------------------------------
Occupation

The Common Seal of _____________         C/S
was hereunto affixed in the presence of:


-------------------------------
Authorized Signatory

-------------------------------
Authorized Signatory

                                SPOUSAL CONSENT

(To be signed by the spouse of any person who is a resident in California or any other jurisdiction with community property marital legislation)

     To the extent that the undersigned, as spouse of __________, may have a community property or other interest in the assets owned in the name of my spouse under the laws of the state in which I reside, I hereby consent to and agree to be bound by Subscription Agreement, of even date herewith, between my spouse, __________, and I crystal, Inc., a Delaware corporation, to the fullest extent my spouse is bound thereby.



Dated as of:                           ------------------------------
                                       Name:

                                    EXHIBIT 1

                        DEFINITION OF ACCREDITED INVESTOR

     ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories. at the time of the sale of the securities to that person:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 230.506(b)(2)(ii); and

     (8)  Any entity in which all of the equity owners are accredited investors.